Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

among

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE

and

ONEX PARTNERS LP

ONEX AMERICAN HOLDINGS II LLC

ONEX US PRINCIPALS LP

CGG EXECUTIVE INVESTCO, LLC

Dated 27 September 2004

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 27th day of September, 2004, among:

1.	COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE (“CGG”), a French société anonyme with a share capital of 23,363,436 euros having its registered office at 1, rue Léon Migaux-Massy, 91300 with registered number 969 202 241 RCS Evry; and

2.	ONEX PARTNERS LP, a limited partnership organised under the laws of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801, U.S.A. c/o The Corporation Trust Company,

3.	ONEX AMERICAN HOLDINGS II LLC, a limited liability company organised under the laws of Delaware with its registered office at 15, East Dover Street, Dover (Kent County), Delaware 19901, U.S.A.,

4.	ONEX US PRINCIPALS LP, a limited partnership organised under the laws of Delaware with its registered office at United Corporate Services, 15 E. North Street, Dover, Delaware 19901, U.S.A.,

5.	CGG EXECUTIVE INVESTCO, LLC, a limited liability company organised under the laws of Delaware with its registered office at 874, Walker Road, Suite C, Dover (Kent County), Delaware, 19904, U.S.A.

The parties mentioned under (2) to (5) above, and one or more of their affiliated entities and co-investors, shall be referred to collectively as the “Subscribers”.

R E C I T A L S:

A. CGG and the Subscribers are parties to a subscription agreement, dated [•] September 2004 (the “Subscription Agreement”) whereby the Subscribers have agreed to acquire from CGG US$ 84,980,000 nominal amount 7.75% convertible subordinated bonds due 2012 (the “Bonds”) convertible into ordinary shares of CGG (the “Acquisition”);

B. The Subscribers wish to provide for certain matters relating to their ownership of the Bonds and the registration under certain circumstances of the CGG Shares (as defined below) into which the Bonds are convertible.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties agree as follows:

ARTICLE I

PURPOSE AND IMPLEMENTATION

          1.1 Purpose. The purpose of this Agreement is to provide for the granting of certain rights to (i) the Subscribers and (ii) holders from time to time of at least US$ 15 million in principal amount of the Bonds (“Qualified Holders”).

ARTICLE II

DEFINITIONS AND INTERPRETATION

          2.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          “Acquisition” shall have the meaning specified in the recitals.

          “ADSs” shall mean American Depositary Shares.

          “Affiliate” shall mean, with respect to any party hereto, a Person controlled directly or indirectly by such party or controlling directly or indirectly such party or directly or indirectly under the same control as such party, and the term “control” shall have the meaning set forth in Rule 405 of the Securities Act (as defined below).

          “Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          “AMF” shall mean the French Autorité des Marchés Financiers.

          “Closing Date” shall mean the date of closing of the Acquisition.

          “CGG Shares” shall mean the ordinary shares of CGG, nominal value 2 euros per share, and any shares into which such shares may be converted or exchanged and any securities issued or distributed in respect thereof by way of stock dividend, stock split or other distribution, recapitalization or reclassification.

          “Demand Request” shall have the meaning specified in Section 3.3(a).

          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          “Holder” shall mean the Subscribers and any Qualified Holders existing from time to time.

          “Holder’s Counsel” shall mean counsel selected pursuant to Section 3.6 to represent the Holders.

          “Indemnified Party” shall have the meaning specified in Section 3.5(a).

          “Majority Affiliate” shall mean shall mean, with respect to any party hereto, a Person controlled directly or indirectly by such party or controlling directly or indirectly such party or directly or indirectly under the same control as such party, and the term “control” shall mean the power derived from holding a majority of the voting rights of a Person other than a limited partnership or from holding a majority of the voting rights of the general partner of a Person that is a limited partnership.

          “Other Demand Holders” shall mean any Person who, pursuant to an agreement entered into with CGG, has the right to request CGG to act to permit a listing or public offering of all or part of such Person’s CGG Shares.

          “Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

          “Qualified Holder” shall have the meaning specified in Section 1.1.

          “Registration Expenses” shall mean any and all expenses incident to performance of or compliance with the provisions of Article III of this Agreement or any underwriting agreement entered into in accordance therewith, including, without limitation, (i) all registration, application, qualification and listing fees and filing quotation fees of the SEC, a stock exchange or the National Association of Securities Dealers, Inc. (the “NASD”) (including, if applicable, the fees and expenses of any “qualified independent underwriter”, as such term is defined in the By-laws of the NASD, and of its counsel), (ii) all reasonable fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all reasonable road show, printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 3.4(g) and all rating agency fees, (v) the fees and disbursements of counsel in each relevant jurisdiction for CGG and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 3.6 in connection with each such registration, (vii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if CGG so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (viii) all reasonable fees and expenses incurred in connection with the creation of ADSs, including the reasonable fees and disbursements of the depositary for such ADSs that the depositary is not otherwise required to pay, and (ix) other reasonable out-of-pocket expenses of the Subscribers.

          “Registration Statement” shall mean any registration statement (including a Shelf Registration Statement or a registration statement covering ADSs) of CGG that covers any Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          “Registrable Securities” shall mean any CGG Shares which are, prior to listing or public offering, issuable upon conversion, exercise, exchange, interest payment or principal repayment of the Bonds. For purposes of this Agreement, any Registrable Securities will cease to be Registrable Securities when (a) the Registration Statement in respect of such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such Registration Statement, (b) such Registrable Securities may be offered and sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act without registration, (c) such Registrable Securities are sold by a Person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (d) such Registrable Securities cease to be outstanding.

          “Rules” shall have the meaning specified in Section 5.8.

          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          “Shelf Registration Statement” shall have the meaning specified in Section 3.3(b).

          “SEC” shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          “Transfer” shall mean a transfer, sale, assignment, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security or otherwise, or the grant of an option or other right.

          2.2 Interpretation.

               (a) Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

               (b) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

               (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

               (d) A reference to Subscribers or any party to any other agreement or document shall include the Subscribers’ or party’s successors and permitted assigns.

               (e) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

ARTICLE III

REGISTRATION RIGHTS

          3.1 Listings and Public Offerings.

     The terms and conditions governing a listing or public offering of CGG Shares are set forth below.

          3.2 Incidental Registrations (“Piggyback Rights”).

               (a) Notification of Right to Include Registrable Securities. If CGG at any time after the date hereof proposes to register securities of any such class of securities for sale under the Securities Act (other than a registration on Form S-4, F-4 or S-8, or any successor or other forms promulgated for similar purposes, or otherwise for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of CGG pursuant to any employee benefit plan, respectively), whether or not for sale for its own account, CGG will, at each such time, give prompt written notice to all Holders of its Registrable Securities of its intention to do so and of such Holders’ rights under this Section 3.2.

               (b) Exercise of Right to Include Registrable Securities. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), CGG will use its reasonable best efforts to take such steps as are necessary or appropriate to effect the registration under the Securities Act (provided that the form proposed to be used would also permit the registration of such Registrable Securities, and the filing of the registration statement is to be on CGG’s behalf and/or behalf of selling Holders or the general registration of CGG shares for cash) of all Registrable Securities which it has been so requested to register by the Holders thereof; provided that if such registration involves an underwritten offering by CGG, all Holders requesting to be included in such registration as provided herein must sell their Registrable Securities to the underwriters selected by CGG on the same terms and conditions as apply to CGG and complete and execute all customary questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and/or other documents reasonably required under the terms of such underwriting arrangements, except for such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

               (c) Withdrawal from Listing/Public Offering. If a registration requested pursuant to this Section 3.2 involves an underwritten public offering, any Holder requesting to be included in such registration may elect in writing by providing at least two business days prior notice from the first date on which the SEC grants effectiveness to a preliminary or final Registration Statement, not to register such Registrable Securities in connection with such registration.

          If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement, CGG shall determine for any reason not to proceed with the proposed registration of the securities, if any, to be sold by it, CGG will give prompt written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

               (d) Expenses. CGG will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.

               (e) Priority in Incidental Registrations. If a registration pursuant to this Section 3.2 involves an underwritten offering and the managing underwriter advises CGG in writing that, in its opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price or distribution of the securities offered in such offering or the timing of such offering, then CGG will include in such registration:

     (i) first, in the event such underwritten offering is being made at the request of Other Demand Holders, 100% of the securities, if any, requested to be included by such Other Demand Holders (the “Other Demand Holders Securities”);

     (ii) second, 100% of the securities, if any, CGG proposes to sell on its own behalf;
     (iii) third, the number of Registrable Securities which the Holders have requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number shall be allocated first to each Subscriber that is a requesting Holder (and, if such number is less than the requested number, allocated among the Subscribers as they may direct or, failing such direction, prorata according to the number requested by each of them, respectively) and second, pro rata among all other requesting Holders, such pro rata amount to be determined by multiplying:

(x) the aggregate number of Registrable Securities that may be included in such registration without the adverse effect referred to above by

(y) a fraction, the numerator of which is the number of Registrable Securities requested by the Holder to be included in such registration and the denominator of which is the aggregate number of Registrable Securities requested to be included in such registration.

          3.3 Registration on Request (“Demand Rights”).

               (a) Request by a Demand Party. Upon the written request of a Subscriber requesting that CGG act to permit a listing or public offering of all or part of the Subscriber’s Registrable Securities (a “Demand Request”) under the laws of the United States (such actions relating to such requested listing or public offering collectively referred to as “registration” in this Section 3.3) and specifying the amount and intended method of disposition thereof, CGG will use its reasonable best efforts to effect the registration of such Registrable Securities, as expeditiously as possible.

Notwithstanding the foregoing, CGG shall not be obligated to effect a listing or public offering or file any Registration Statement relating to any registration request under this Section 3.3(a):

     (i) unless the reasonably anticipated aggregate price to the public of the Registrable Securities to be offered pursuant to such offering is equal to at least US$ 20 million at the time of such request;

     (ii) within a period of six months after: (x) the effective date of any Registration Statement relating to any registration request under this Section 3.3 or relating to any registration effected under Section 3.2, (y) the date of any other registration request under this Section 3.3, or (z) the date the Subscribers were given the opportunity to register Registrable Securities pursuant to Section 3.2 hereof;
     (iii) if with respect thereto the managing underwriter, the SEC or the laws, rules and regulations thereof would require the conduct of an audit other than the regular audit conducted by CGG at the end of its fiscal year, in which case the filing may be delayed until the timely completion of such regular audit;
     (iv) if CGG is in possession of material non-public information and the board of directors of CGG determines in good faith that disclosure of such information would not be in the best interests of CGG and its shareholders, in which case the filing of the Registration Statement may be delayed until the earlier of the second business day after such conditions shall have ceased to exist and the 90th day after receipt by CGG of the written request from the Subscriber(s) to register Registrable Securities under this Section 3.3; or
     (v) if on the date of receipt of the Demand Request the Exchange Trading Volume Threshold (as defined in and determined in accordance with the terms and conditions of the Bonds) has not been satisfied as of the last date of determination thereof under the terms of the Bonds.

               (b) Shelf Registration Requests. So long as CGG is eligible to use SEC Form F-3, or any successor or other forms promulgated for similar purposes, upon the written request of any Subscriber (or, with the consent of any Subscriber, the written request of any Qualified Holder) requesting that CGG file with the SEC a continuous registration statement pursuant to Rule 415 under the Securities Act (or any successor rule or regulation thereto) (together with the prospectus included therein, all amendments and supplements thereto and all exhibits and materials incorporated by reference therein, the “Shelf Registration Statement”) with respect to the resale of the Registrable Securities in the United States (a “Shelf Registration Request”), CGG will use its reasonable best efforts to file a Shelf Registration Statement within ninety (90) days of receipt of the Shelf Registration Request, and will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC within 180 days of receipt of the Shelf Registration Request; provided, however, that CGG shall have no obligation to file a Shelf Registration Statement pursuant to this clause if the Exchange Trading Volume Threshold (as defined in and determined in accordance with the terms and conditions of the Bonds) has not been satisfied on the last date of determination thereof under the terms of the Bonds on any regulated stock exchange in the United States. Each Shelf Registration Statement filed in connection with a Shelf Registration Request shall cover all of the Registrable Securities issuable upon conversion of the Bonds. CGG will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 3.4 hereof until the earlier of:

     (i) the second anniversary of the effective date of such Shelf Registration Statement;

     (ii) such time as all of the Registrable Securities have been sold pursuant to an effective registration statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in such Registrable Securities no longer being subject to transfer restrictions under the Securities Act and no longer necessitating a restrictive legend regarding Securities Act registration; and

     (iii) such time when all of the Registrable Securities (as from the date of issuance) are eligible for resale pursuant to Rule 144(k) under the Securities Act or any successor rule or regulation thereto.

               (c) Number of Requests. Subject to the limitations above, the Subscribers shall have, in aggregate, three (3) Demand Requests. In addition, the Holders shall collectively have a total of two (2) Shelf Registration Requests.

               (d) Expenses. The Registration Expenses in connection with the registration of Registrable Securities under Section 3.3(a) and 3.3(b) shall be paid by CGG.

               (e) Selection of Underwriters. If a requested registration pursuant to Section 3.3(a) involves an underwritten offering, the requesting Subscribers shall have the right to select the investment banker or bankers and managers to administer the offering; provided that such investment banker or bankers and managers shall be reasonably satisfactory to CGG.

               (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 3.3 involves an underwritten offering and the managing underwriter (or a majority of them if more than one) advises CGG in writing that, in its reasonable opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering so as to be reasonably likely to have an adverse effect on the price or distribution of the securities offered in such offering or the timing of such offering, then CGG will include in such registration such number of Registrable Securities requested to be included in such registration, excluding any securities sought to be included by other security holders under incidental registration rights agreements they have with CGG, which, in the reasonable opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above. If the number of Registrable Securities requested to be included in such registration is less than the number which, in the reasonable opinion of the managing underwriter(s), can be sold without the adverse effect referred to above, CGG may include in such registration securities of the same class up to the number of such securities that, in the reasonable opinion of the underwriter, can be sold without having such adverse effect.

               (g) Additional Rights. CGG will not grant or permit any registration rights to any Person (a) on terms that are inconsistent herewith, provided that any agreement granting registration rights that provides for the entering into by the Company of an agreement on customary terms to prohibit the Company from offering or selling securities for a specified period of time following the completion of an underwritten offering shall not be considered to be inconsistent with this Agreement, or (b) on terms that are more favourable, as a whole, than those contained in this Agreement without offering to amend the terms hereof so that they are no longer less favourable, as a whole, than those granted to such Person.

          3.4 Registration Procedures. If and whenever it is required to file a Registration Statement or to use its reasonable best efforts to effect or cause the registration (including, where applicable, the shelf registration pursuant to Section 3.3(b) hereof) of any Registrable Securities under the Securities Act as provided in this Agreement, CGG shall, as expeditiously as possible:

               (a) Filing of prospectus: prepare and file and, in the case of ADSs, cause to be filed, with the SEC, in any event within 90 days after receiving a Demand Request or Shelf Registration Request, as the case may be, a Registration Statement covering such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, as the case may be; provided that CGG may discontinue any registration of its securities which is being effected pursuant to Section 3.2 at any time prior to the effective date of the Registration Statement, as the case may be, relating thereto (and, in such event, CGG shall pay the Registration

Expenses incurred in connection therewith); provided, further, that before filing any Registration Statement or any amendments or supplements thereto, CGG will furnish to Holder’s Counsel, copies of all documents proposed to be filed, which documents will be subject to the review and approval of Holder’s Counsel, such approval not to be unreasonably withheld and to be deemed received if no comments are sent by Holder’s Counsel to CGG or its counsel within five (5) business days of confirmed receipt;

               (b) Filing of amendments to prospectus: prepare and file with the SEC such amendments and supplements to each Registration Statement as may be necessary to keep it effective for a period not in excess of 270 days (or, in the case of a Shelf Registration Statement filed pursuant to Section 3.3(b), not in excess of two (2) years from the date of effectiveness of such registration statement) and to comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such Registration Statement, during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that before filing any Registration Statement with the SEC, or any amendments or supplements thereto, CGG will furnish to Holder’s Counsel copies of all documents proposed to be filed, which documents will be subject to the review and approval of Holder’s Counsel, such approval not to be unreasonably withheld and to be deemed received if no comments are sent by Holder’s Counsel to CGG or its counsel within five (5) business days of confirmed receipt;

               (c) Availability to Holders of copies of offering documents: furnish to each selling Holder of such Registrable Securities such number of copies of each Registration Statement and amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of any prospectus included in it (including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder;

               (d) Other necessary or advisable acts for disposition of the Registrable Securities: use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the selling Holders shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holders, except that CGG shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

               (e) Notification and implementation of corrections to disclosure: promptly notify each selling Holder of such Registrable Securities at any time (i) when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 3.4, (ii) if, between the effective date of a Registration Statement and closing of any sale of Registrable Securities covered thereby, the representations and warranties of CGG contained in the underwriting agreement, securities sales agreement or other similar agreement relating to an offering of such Registrable Securities cease to be true and correct in all material respects; or (iii) upon CGG becoming aware that any Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such selling Holder, promptly prepare and furnish to such selling Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, if (A) the full Board of Directors of CGG, having consulted with counsel regarding CGG’s disclosure obligations under applicable law to the extent that the Board deems appropriate, determines in good faith that it is in the best interests of CGG not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving CGG or any of its subsidiaries, and (B) CGG notifies the Holders, pursuant to Section 5.4 hereof, within five (5) business days after such Board of Directors makes such determination, CGG may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 120 days during the period of effectiveness required by Section 3.4 hereof, but in no event may CGG allow a Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for more than an aggregate of 120 days in any twelve-month period.

               (f) Compliance with regulations; earnings statement: otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the earliest effective date or approval date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

               (g) Listing; transfer agent: (i) use its reasonable best efforts to list such Registrable Securities on any securities exchange on which CGG’s Shares or ADSs representing CGG’s Shares are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its reasonable best efforts to provide a transfer agent and registrar for such Registrable Securities not later than the effective date or approval date of any Registration Statement, as the case may be;

               (h) Entry into underwriting and other customary agreements: use its reasonable best efforts to enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 3.5 hereof, and take such other actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (i) Creation of ADSs: if requested by a selling Holder, create additional ADSs representing the same number of underlying shares per ADS as the ADSs that previously were created and issued;

               (j) Procurement of comfort letter: use its reasonable best efforts to obtain a “cold comfort” letter or letters and updates thereof from the independent certified public accountants of CGG in customary form and covering matters of the type customarily covered by “cold comfort” letters and such attestations as the selling Holders shall reasonably request dated the date of effectiveness of the Shelf Registration Statement;

               (k) Due diligence review: make available, in a reasonably prompt manner, for inspection during reasonable business hours by the selling Holders of such Registrable Securities, by any underwriter participating in any disposition with respect to such Registrable Securities and by any attorney or accountant retained by the selling Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of CGG, and cause all of CGG’s officers, directors and employees to supply all information reasonably requested by the selling Holders, or any such underwriter, attorney or accountant in connection with such registration statement or statements in each case as is customary for similar due diligence exercises; provided that such information shall not be available for any such Holder who does not agree in writing to hold such information in confidence on customary terms and subject to customary exceptions and exclusions; provided, in any event, that any such confidentiality agreement will not restrict any such Holder from satisfying its own disclosure obligations or restrict such Holder’s ability to sell their Registrable Securities;

               (l) Notification of effectiveness, any comments of the SEC or any stop order: notify Holder’s Counsel and the managing underwriter or agent, promptly, and confirm the notice in writing (i) when any Registration Statement, or any post-effective amendment thereto, shall have become effective or any supplement to any prospectus or any amendment to any prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend any Registration Statement or amend or supplement any prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of any Registration Statement, for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

               (m) Prevention of stop orders: make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to use its reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of such order;

               (n) Incorporation of information in prospectus supplement as reasonably requested: if requested by the managing underwriter or agent or a selling Holder, promptly incorporate and, in the case of ADSs, cause to be incorporated in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or a selling Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make and, in the case of ADSs, cause to be made all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

               (o) Delivery of Registrable Securities: cooperate with the selling Holders and the managing underwriter or agent or depositary, if any, to facilitate the timely preparation and delivery of the Registrable Securities, including the removal of any restrictive legends, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent or depositary, if any, or such Holders may request;

               (p) Opinion of CGG’s counsel: obtain for delivery to each selling Holder and to the underwriter or agent or depositary, if any, an opinion or opinions from counsel for CGG in customary form and in form, substance and scope reasonably satisfactory to the selling Holders, and to each of the underwriters or agents or depositary and their counsel dated the date of effectiveness of the Shelf Registration Statement; and

               (q) NASD filing: cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or equivalent non U.S. body or authority.

               CGG may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish CGG with such information regarding such selling Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as CGG may from time to time reasonably request in writing.

               Each Holder of Registrable Securities agrees that, upon receipt of any notice from CGG of the happening of any event of the kind described in clause (e) of this Section 3.4 (notification and implementation of corrections to disclosure), such Holder will keep such notice confidential and forthwith discontinue disposition of Registrable Securities pursuant to any

Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 3.4, and, if so directed by CGG, such Holder will deliver to CGG (at CGG’s expense) all copies, other than permanent file copies then in such Holder’s possession, of any prospectus or other document covering such Registrable Securities current at the time of receipt of such notice. In the event CGG shall give any such notice, the period mentioned in clause (b) of this Section 3.4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 3.4 and including the date when each selling Holder shall have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 3.4.

          3.5 Indemnification.

               (a) Indemnification by CGG. In the event of any registration or qualification of any securities of CGG under the Securities Act pursuant to Section 3.2 or 3.3, CGG will indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities in such public offering and/or covered by any Registration Statement, each affiliate of such seller and their respective directors and officers, each other Person who participates as an underwriter in the offering, subscription or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, and expenses, as incurred (including reasonable attorney’s fees and reimbursements and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and CGG will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that CGG shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity in all respects with written information relating to such seller or underwriter, or such seller’s or such underwriter’s affiliates, directors, officers or controlling Persons or the proposed distribution, furnished to CGG through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

               (b) Indemnification by the Holders. In the event of any registration or qualification of any securities of CGG under the Securities Act pursuant to Section 3.2 or 3.3, the Holder of any Registrable Securities in such public offering and/or covered by any Registration Statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.5(a)) CGG or any of its affiliates, directors, officers or controlling Persons and all other prospective sellers with respect to (a) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity in all respects with written information relating to such selling Holder and/or its affiliates, directors, officers or controlling Persons or the proposed distribution, furnished to CGG through an instrument duly executed by such selling Holder specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or amendment or supplement, other required document or filing or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CGG or any of its affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by the selling Holders. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the foregoing provisions of this Section 3.5, except to the extent that such failure is materially prejudicial to the Indemnifying Party. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this Section 3.5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or, if an offering is occurring primarily in another jurisdiction, under the comparable provisions of the laws, rules and regulations of such jurisdiction) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.5, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 3.5 or otherwise, except to the extent it or they have been prejudiced by such failure. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

               (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 3.5 (with appropriate modifications) shall be given by CGG and each selling Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act including the laws, rules and regulations of any non-U.S. jurisdiction in which the securities of CGG are listed for trading.

               (f) Non-Exclusivity. The obligations of the parties under this Section 3.5 shall be in addition to any liability that any party may otherwise have to any other party.

          3.6 Selection of Counsel. In connection with any registration of Registrable Securities pursuant to this Agreement, the selling Holders may select one counsel (which counsel shall be selected by the Holders holding a majority interest of the Registrable Securities being registered), provided that such counsel shall be reasonably satisfactory to CGG.

          3.7 Rule 144. CGG hereby covenants with the Holders that if and to the extent CGG shall be required to do so under the Exchange Act, it will timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holders, CGG shall deliver to the Holders a written statement as to whether CGG has complied with such requirements.

          3.8 Holdback. If any registration of Registrable Securities shall be in connection with an underwritten public offering, the Subscribers agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or otherwise transfer, directly or indirectly, the economic consequences of ownership of any equity securities of CGG, or of any security convertible into or exchangeable or exercisable for any equity security of CGG (in each case, other than as part of such underwritten public offering), within 10 days before or such period not to exceed 135 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the effective date of such registration (except as part of such registration), and CGG hereby also so agrees and agrees to use its reasonable best efforts to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security of CGG purchased from CGG or any of its affiliates (at any time other than in a public offering) to so agree.

ARTICLE IV

COOPERATION

          4.1 Non-Public Offers and Sales by the Subscribers of Registrable Securities. Upon the request of any Subscriber, CGG will use its best efforts to do and perform and cause to be done such further acts and things as may be reasonably required or customary to facilitate the offer and sale by such Subscriber of the Registrable Securities in transactions not involving any public offering.

          4.2 Offers and Sales by the Subscribers of the Bonds. Upon the request of any Subscriber(s), CGG will use its best efforts in order to facilitate the sale by such Subscriber(s) of the Bonds in any non-public transaction or non-public transaction outside the U.S. in accordance with Regulation S of the Securities Act involving, in aggregate, at least US$ 20 million in principal amount of the Bonds. Among other things, CGG shall cause its management team to participate in any road show meetings or other presentations, meetings or conference calls as such Subscriber(s) may reasonably request.

ARTICLE V

MISCELLANEOUS

          5.1 Assignment. The Subscribers may (i) assign at any time all their rights and obligations under this Agreement to one or more Majority Affiliates and (ii) without limiting the foregoing clause (i), transfer their rights to benefit from one registration upon demand to any Person provided such Person purchases all of the Registrable Securities of the Subscribers (the “Transferee Holder”). The Transferee Holder will be entitled to all the rights and will be subject to all of the obligations of the Subscribers pursuant to this Agreement, except for the rights set forth in Sections 4.1 and 4.2 of this Agreement and except that the Transferee Holder shall only be entitled to make one Demand Request. No assignment, except as provided in this Section 5.1, may be carried out without the consent of CGG.

          5.2 Third Party Beneficiaries. Any Person that is a Qualified Holder shall be a third party beneficiary under this Agreement, and shall benefit from the rights provided to Qualified Holders hereunder as if such Person were a party to this Agreement.

          5.3 Effectiveness; Termination. This Agreement shall become effective on the Closing Date and shall terminate and be of no further force or effect upon the earlier of (i) the written agreement of all parties hereto and (ii) the tenth anniversary of the Closing Date. The Subscribers and CGG agree to the disclosure of this Agreement to the SEC and the AMF, if so required to give it full operation.

          5.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, overnight delivery service such as DHL or if sent by facsimile transmission with confirmation of receipt addressed as follows or to such other address as the relevant party shall have given notice of pursuant hereto:

If to the Subscribers, to:	c/o Onex Partners LP
c/o Onex Advisors Partners LP
161 Bay Street, P.O. Box 700
Toronto, Ontario, Canada M5J 2S1
Attention: Nigel Wright / Andrew Sheiner
Tel: + 1 (416) 362 7711
Fax: + 1 (416) 362 5765

With a copy to:	Shearman & Sterling LLP
114 avenue des Champs Elysées
75008 Paris, France
Attention: Sami Toutounji
Tel: + 33 1 53 89 70 00
Fax: + 33 1 53 89 70 70

If to CGG, to:	Compagnie Générale de Géophysique
Tour Maine-Montparnasse
33, avenue du Maine
75755 Paris Cedex 15
France
Attention: Michel Ponthus / Béatrice Place-Faget
Tel: + 33 1 64 47 45 00
Fax: + 33 1 64 47 34 29

With a copy to:	Linklaters
25, rue de Marignan
75008 Paris, France
Attention: Thomas N. O’Neill III
Tel: +33 1 56 43 56 43
Fax: +33 1 43 59 41 96

     All such notices and other communications shall be deemed to have been given (w) if by personal delivery, on the day of such delivery; (x) if by registered or certified mail, on the seventh day after the sending thereof; (y) if by overnight delivery service such as DHL, on the next business day after the mailing thereof; and (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by registered or certified mail.

          5.5 Entire Agreement. This Agreement represents the entire understanding and agreement of the parties hereto and supersedes all prior agreements, understandings and arrangements (whether written or oral) among the parties hereto with respect to the subject matter hereof. Each party hereto acknowledges that it has not made or relied on any representation or warranty other than those specifically set forth herein.

          5.6 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.7 Applicable Law. This Agreement shall be governed by and shall be construed in accordance with the laws of New York.

          5.8 Arbitration. Each party hereto hereby irrevocably agrees to submit any dispute, controversy or claim arising out of or relating to the interpretation, validity or breach of this Agreement or any instruments executed by the parties in connection herewith to arbitration in Paris to be conducted in accordance with the then-existing international arbitration rules of the International Chamber of Commerce (the “Rules”). In resolving any such dispute, controversy or claim, the parties hereto intend that New York law will apply, without regard to the conflict of laws principles thereof. The parties hereto agree that the arbitration proceedings will be conducted and all documents related thereto will be submitted in English (or, if any relevant original documentation is in French, such documentation may be submitted in French). The arbitration proceedings will be conducted before a panel of three arbitrators to be chosen in accordance with the Rules. The decision of the panel will be final, binding and nonappealable.

          5.9 Waiver; Amendment.

               (a) This Agreement may not be amended, modified, supplemented or changed, and no provision hereof may be waived, except in a writing duly executed on behalf of each party hereto.

               (b) No failure or delay by any party in exercising any powers, right or privilege under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other power, right or privilege.

          5.10 Severability. Should any provision of this Agreement be invalid or unenforceable, in whole or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement which shall not be affected and shall remain in full force and effect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          5.11 Counterparts. This Agreement shall be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          5.12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          5.13 Specific Performance. Each of the parties to this Agreement acknowledges and agrees that money damages would not be a sufficient remedy for any breach of any of the provisions of Article III of this Agreement, and that in addition to all other remedies which the non-breaching parties may have, the non-breaching parties will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

          5.14 Further Assurances. The parties hereto will sign such further documents, cause such further meetings to be held, adopt such resolutions and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE
/s/ ROBERT BRUNCK
Name:	Robert Brunck
Title:	Chairman and Chief Executive Officer

ONEX PARTNERS LP, by Onex Partners GP LP, its general partner by Onex Partners Manager GP LP, its agent, by Onex Partners Manager GP Inc., its general partner

/s/ ROBERT M. LE BLANC
Name:	Robert M. Le Blanc
Title:	Managing Director

/s/ ERIC. J. ROSEN
Name:	Eric J. Rosen
Title:	Managing Director

ONEX AMERICAN HOLDINGS II LLC
/s/ ERIC J. ROSEN
Name:	Eric J. Rosen
Title:	Director

/s/ DONALD WEST
Name:	Donald West
Title:	Director

ONEX US PRINCIPALS LP by Onex American Holdings GP LLC, its general partner
/s/ ERIC J. ROSEN
Name:	Eric J. Rosen
Title:	Director

/s/ DONALD WEST
Name:	Donald West
Title:	Director

CGG EXECUTIVE INVESTCO, LLC
/s/ ROBERT M. LE BLANC
Name:	Robert M. Le Blanc
Title:	Director

/s/ DONALD WEST
Name:	Donald West
Title:	Director